Exhibit 99.2

ADT Inc. Posts Lender Presentation for Repricing Transaction

Affirms 2020 Financial Outlook

Strong Residential Customer Demand Continued In Q4

BOCA RATON, Fla., Jan. 19, 2021 – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of security, automation, and smart home solutions serving consumer and business customers in the United States, announced today that Prime Security Services Borrower, LLC (“Prime Borrower”), an indirect wholly owned subsidiary of the Company, is providing a presentation to the lenders under its existing First Lien Credit Agreement, dated July 1, 2015, as subsequently amended and restated, in connection with the repricing of its First Lien Senior Secured Term Loan due 2026 (the “Repricing Transaction”). The Repricing Transaction is subject to market and other conditions, and may not occur as described or at all.

Affirms 2020 Financial Outlook

The Company is in the process of preparing its consolidated financial statements for the fourth quarter and full year ending December 31, 2020, and expects to release its final 2020 financial results near the end of February 2021.

On November 5, 2020, the Company updated its full year 2020 financial outlook by announcing an increase in its 2020 Total Revenue outlook to a range of $5,200 million to $5,350 million, an increase in its 2020 Adjusted EBITDA outlook to a range of $2,150 to $2,225 million, and an increase to the low end of its 2020 Adjusted Free Cash Flow outlook to a range of $650 million to $725 million.

While the Company’s 2020 closing procedures are ongoing and external audit reviews remain in process, the Company currently expects these measures to fall within their respective ranges.

The Company is not providing a quantitative reconciliation of its financial outlook for Adjusted EBITDA and Adjusted Free Cash Flow to net income (loss) and net cash provided by operating activities, which are their respective corresponding GAAP measures, because these GAAP measures that are excluded from the Company’s non-GAAP financial outlook are difficult to reliably predict or estimate without unreasonable effort due to their dependence on future uncertainties, such as special items discussed below under the heading — “Non-GAAP Measures—Adjusted EBITDA” and “Non-GAAP Measures—Adjusted Free Cash Flow.” Additionally, information that is currently not available to the Company could have a potentially unpredictable and potentially significant impact on its future GAAP financial results. Guidance excludes 3G and Code-Division Multiple Access (“CDMA”) radio conversion costs as disclosed in Footnote 2 to our press release furnished as Exhibit 99.1 to our Current Report on Form 8-K furnished with the Securities and Exchange Commission on November 5, 2020.

Business Update

During the fourth quarter of 2020, the Company continued to see strong new residential customer demand, ahead of its expectations, and continued to accelerate investments in acquiring new subscribers. The Company believes this trend will continue into 2021, with strength in new customer additions and existing customer upgrades driving further subscriber acquisition expenditures. In addition, as previously disclosed, in September 2020, the Company received $450 million of gross proceeds from an equity investment in the Company by Google, and stated its intention to use these proceeds to reduce debt and fund growth investments. In December 2020, the Company paid down $300 million aggregate principal amount of the Company’s outstanding first lien term loans under its existing credit agreement. The Company expects to continue to position itself for additional growth in future periods by making investments during 2021 in its next-generation technology platform and in the launch of a first generation ADT + Google offering in the second half of 2021.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose Adjusted EBITDA and Adjusted Free Cash Flow. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, cash flows, or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets, (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions, (v) share-based compensation expense, (vi) merger, restructuring, integration, and other, (vii) losses on extinguishment of debt, (viii) radio conversion costs, (ix) financing and consent fees, (x) foreign currency gains/losses, (xi) acquisition related adjustments, and (xii) other charges and non-cash items.

There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with net income or loss as calculated in accordance with GAAP. The Adjusted EBITDA discussion above is also applicable to its margin measure, which is calculated as Adjusted EBITDA as a percentage of monitoring and related services revenue.

Free Cash Flow

We believe that the presentation of Free Cash Flow is appropriate to provide additional information to investors about our ability to repay debt, make other investments, and pay dividends.

We define Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. We define capital expenditures to include accounts purchased through our network of authorized dealers or third parties outside of our authorized dealer network; subscriber system asset expenditures; and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.

Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by using Free Cash Flow in combination with the cash flows as calculated in accordance with GAAP.

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as Free Cash Flow adjusted for payments related to (i) net cash flow associated with our consumer receivables facility, (ii) financing and consent fees, (iii) restructuring and integration, (iv) integration related capital expenditures, (v) radio conversion costs, and (vi) other payments or receipts that may mask our operating results or business trends. As a result, subject to the limitations described below, Adjusted Free Cash Flow is a useful measure of our cash flow attributable to our normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as our ability to repay other debt, make other investments, and pay dividends.

Adjusted Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Adjusted Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by using Adjusted Free Cash Flow in combination with the GAAP cash flow numbers.

During the second quarter of 2020, Free Cash Flow before special items was renamed Adjusted Free Cash Flow to reflect the net cash flow associated with our consumer receivables facility, which supports our consumer financing program that launched nationally in 2020. The inclusion of the net cash flow associated with our consumer receivables facility represents the only revision to Free Cash Flow before special items.

Forward-Looking Statements

This press release, and other reports, filings, and other public written and verbal announcements contain certain information that may constitute “forward-looking statements” and therefore are subject to risks and uncertainties. All statements contained in this press release that are not clearly historical in nature, including statements regarding the Repricing Transaction, anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, our strategic partnership and ongoing relationship with Google LLC (“Google”), the expected timing of product commercialization with Google or any changes thereto, the successful internal development, commercialization and timing of our next generation platform and other matters are forward-looking. Any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking information involves risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements, including without limitation, the risks and uncertainties disclosed or referenced in ADT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this press release that looks toward future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About ADT Inc.

ADT is a leading provider of security, automation, and smart home solutions serving consumer and business customers through more than 300 locations, 9 owned and operated monitoring centers, and the largest network of security professionals in the United States. The company offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers. For more information, please visit www.adt.com or follow us on Twitter, LinkedIn, Facebook, and Instagram.

ADT Investor Relations:

Derek Fiebig

derekfiebig@adt.com

ADT Media

Paul Wiseman

paulwiseman@adt.com